Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Marathon Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Aggregate Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common stock, $0.01 par value per share	Rule 457(a)	3,790,267	$10.00	$37,902,670	0.00015310	$5,802.90
	Other	Participation Interests	Rule 457(h)	427,710				(2)
	Total Offering Amounts					$37,902,670		$5,802.90
	Total Fees Previously Paid							$5,802.90(3)
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

The securities of Marathon Bancorp, Inc. to be purchased by the Marathon Bank 401(k) Plan are included in the amount shown for common stock.  However, pursuant to Rule 457(h) of the Securities Act of 1933, as amended, no separate fee is required for the participation interests.  Pursuant to such rule, the amount being registered has been calculated on the basis of the number of shares of common stock that may be purchased with the current assets of such plan.

(3)	A fee of $5,802.90 was previously paid with the initial S-1 filing on December 13, 2024.